AMENDMENT TO INVESTMENT SUB ADVISORY AGREEMENT

This Amendment, effective April 30, 2011, is entered into by and between Kleinwort Benson Investors International Ltd. and Calvert Investment Management, Inc.

WHEREAS, Kleinwort Benson Investors International Ltd., as the investment sub-advisor to the Calvert Global Alternative Energy Fund and the Calvert Global Water Fund (the “Funds”) and Calvert Asset Management Company, Inc., as the investment adviser to the Funds, a series of Calvert World Values Fund, Inc., entered into an investment sub advisory agreement on October 11, 2010 (“Agreement”); and

WHEREAS, effective April 30, 2011, Calvert Asset Management Company, Inc. changed its name to “Calvert Investment Management, Inc.”;

NOW, THEREFORE, it is hereby agreed that the Agreement is revised to reflect this name change of the investment adviser to “Calvert Investment Management, Inc.”

Date: April 30, 2011

Kleinwort Benson Investors International Ltd.

By: __________________________________

Name: _______________________________

Title: ________________________________

Calvert Investment Management, Inc.

By: __________________________________

Name: William M. Tartikoff

Title: Senior Vice President and Secretary